Exhibit 99.1

Cerner Reports Second Quarter 2019 Results
All Key Metrics Within or Above Company Guidance Ranges

KANSAS CITY, Mo. - July 24, 2019 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2019 second quarter that ended June 29, 2019.

Bookings in the second quarter of 2019 were at the high-end of Company’s expectations at $1.432 billion.

Second quarter 2019 revenue was $1.431 billion, an increase of 5 percent compared to $1.368 billion in the second quarter of 2018, and in line with the Company’s expectations.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, second quarter 2019 net earnings were $127.0 million and diluted earnings per share were $0.39. Second quarter 2018 GAAP net earnings were $169.4 million and diluted earnings per share were $0.51.

Adjusted Net Earnings for second quarter 2019 were $214.7 million, compared to $207.0 million of Adjusted Net Earnings in the second quarter of 2018. Adjusted Diluted Earnings Per Share were $0.66 in the second quarter of 2019, up 6 percent compared to $0.62 of Adjusted Diluted Earnings Per Share in the year-ago quarter.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Cerner’s performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results,” where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Other Highlights:

▪
Second quarter operating cash flow of $206.8 million and Free Cash Flow of ($22.2) million. The lower operating and free cash flow are primarily due to expenses related to operational improvement initiatives, including a voluntary separation plan, and higher capital spending related to growth in our managed services business. Operating cash flow and Free Cash Flow are expected to be at higher levels for the rest of the year. Free Cash Flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. Please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	Second quarter days sales outstanding of 78 days, up from 76 days in the first quarter and 77 days in the year-ago quarter.

▪	Total backlog of $14.98 billion.

“I am pleased with our financial results, which were in line with our expectations,” said Brent Shafer, Chairman and CEO. “In addition to delivering solid quarterly operating results, we made good progress on the early stages of our transformation and positioning Cerner for long-term profitable growth. Cerner has played a key role in digitizing health care, and we believe our next era of growth will be driven by the tremendous opportunity related to helping our clients drive a higher order of benefits from this digitization.”

Future Period Guidance

Cerner currently expects:

▪	Third quarter 2019 revenue between $1.405 billion and $1.455 billion.

▪	Full-year 2019 revenue between $5.650 billion and $5.850 billion, consistent with previously provided guidance.

▪	Third quarter 2019 Adjusted Diluted Earnings Per Share between $0.65 and $0.67.*

▪	Full-year 2019 Adjusted Diluted Earnings Per Share between $2.64 and $2.72*, consistent with the previously provided guidance.

▪	Third quarter 2019 new business bookings between $1.500 billion and $1.700 billion.

*Future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.” Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable, but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this non-GAAP guidance to the most comparable GAAP measures.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on the Company’s results and outlook at 3:30 p.m. CT on July 24, 2019. On the call, Cerner will discuss its second quarter 2019 results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678)-509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration.

An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Us section (click Investor Relations, then Presentations and Webcasts).

About Cerner
Cerner’s health technologies connect people and information systems at more than 27,500 contracted provider facilities worldwide dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers an integrated clinical and financial system to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, The Cerner Blog or connect on Facebook, Instagram, LinkedIn, Twitter or The Cerner Podcast Nasdaq: CERN. Smarter Care. Better Outcomes. Healthier You.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner’s management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “expect”, “expected”, “expectations”, “believe”, “belief,” “plans”, “anticipate,” “opportunities,” “continue,” “potential,” “should,” “could”, “will,” “target,” “view,” “estimates”, “guidance”, “designed”, “position”, “targets”, “projected”, “intend”, “forecast” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. For example, our forward-looking statements include statements regarding future period guidance. Factors that could cause or contribute to such differences include, but are not limited to: possibility of significant costs and reputational harm related to product related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities, or those of third parties with whom we have contracted (such as public cloud providers), that could expose us to significant costs and reputational harm; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security or the IT security of third parties on which we rely; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; potential claims or other risks associated with relying on open source software in our proprietary software solutions or technology-enabled services; material adverse resolution of legal proceedings or other claims; risks associated with our global operations, including without limitation greater difficulty in collecting accounts receivable; risks associated with fluctuations in foreign currency exchange rates; changes in tax laws, regulations or guidance that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; the uncertainty surrounding the impact of the United Kingdom’s vote to leave the European Union (commonly referred to as Brexit) on our global business; risks associated with the unexpected loss or recruitment and retention of key personnel or the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise; risks associated with failure to timely or effectively manage publicity related to harassment or discrimination claims and legal proceedings if such claims are raised against key personnel; risks related to our dependence on strategic relationships and third-party suppliers; risks inherent with business acquisitions and combinations and the integration thereof into our business or relating to disputes involving such acquisitions or combinations; risks associated with volatility and disruption resulting from global economic or market conditions; significant competition and our ability to quickly respond to market changes, changing technologies and evolving pricing and deployment methods and to bring competitive new solutions, devices, features and services to market in a timely fashion; managing growth in the new markets in which we offer solutions, health care devices or services; long sales cycles for our solutions and services; risks inherent in contracting with government clients, including without limitation, complying with strict compliance and disclosure obligations, navigating complex procurement rules and processes and defending against bid protests; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; impact of the phase-out of the London Interbank Offered Rate (LIBOR) on the interest rates under our credit agreement and related interest rate swap; changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our financial statements; the potential for losses resulting from asset impairment charges; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; non-compliance with laws, government regulation or certain industry initiatives or failure to deliver solutions or services that enable our clients to comply with laws or regulations applicable to their businesses; variations in our quarterly operating results; potential variations in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; inability to manage organizational change and reduce expenses and costs to the extent currently anticipated; risks that Cerner’s revenue growth may be lower than anticipated and/or that the mix of revenue shifts to low margin revenue; risks that our stock repurchase program or quarterly dividend program will not be fully implemented or enhance long-term shareholder value; risks that Cerner’s business may be negatively affected as a result of future proxy fights or the actions of activist shareholders; and our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents. Additional discussion of these and other risks, uncertainties and factors affecting Cerner’s business is contained in Cerner’s filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Misti Preston, (816) 299-2037, misti.preston@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended June 29, 2019 and June 30, 2018
(unaudited)

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	2019	2018	2019	2018

Revenues	$1,431,061	$1,367,727	$2,820,938	$2,660,588
Costs of revenue	268,673	238,783	521,877	470,061

Margin	1,162,388	1,128,944	2,299,061	2,190,527

Operating expenses
Sales and client service	678,895	635,105	1,319,082	1,225,053
Software development	181,047	168,278	361,408	329,895
General and administrative	149,788	95,464	245,984	187,758
Amortization of acquisition-related intangibles	21,541	21,810	43,526	44,319
Total operating expenses	1,031,271	920,657	1,970,000	1,787,025

Operating earnings	131,117	208,287	329,061	403,502

Other income, net	23,006	6,597	31,438	11,461

Earnings before income taxes	154,123	214,884	360,499	414,963
Income taxes	(27,154)	(45,527)	(67,311)	(85,605)

Net earnings	$126,969	$169,357	$293,188	$329,358

Basic earnings per share	$0.40	$0.51	$0.91	$0.99

Basic weighted average shares outstanding	321,280	330,206	322,485	331,479

Diluted earnings per share	$0.39	$0.51	$0.90	$0.98

Diluted weighted average shares outstanding	324,662	333,562	325,498	335,223

Note 1: Our revenues by business model for the three and six months ended June 29, 2019 and June 30, 2018 were as follows:

(In thousands)	Three Months Ended		Six Months Ended
	2019	2018	2019	2018

Licensed software	$197,113	$172,388	$351,590	$307,207
Technology resale	60,735	75,257	116,275	138,633
Subscriptions	89,770	82,951	174,061	159,587
Professional services	485,307	447,318	975,746	888,586
Managed services	297,651	285,552	602,044	553,857
Support and maintenance	276,411	278,956	553,374	563,520
Reimbursed travel	24,074	25,305	47,848	49,198

Total revenues	$1,431,061	$1,367,727	$2,820,938	$2,660,588

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three and six months ended June 29, 2019 and June 30, 2018
(unaudited)

ADJUSTED OPERATING EXPENSES

(In thousands)	Three Months Ended		Six Months Ended
	2019	2018	2019	2018

Operating expenses (GAAP)	$1,031,271	$920,657	$1,970,000	$1,787,025

Share-based compensation expense	(24,280)	(26,281)	(45,869)	(52,738)
Health Services acquisition-related amortization	(20,862)	(20,940)	(41,959)	(42,148)
Organizational restructuring and other expense	(54,601)	—	(56,993)	—
Charge related to client dispute	(20,000)	—	(20,000)	—
Vendor settlement	(6,791)	—	(6,791)	—

Adjusted Operating Expenses (non-GAAP)	$904,737	$873,436	$1,798,388	$1,692,139

ADJUSTED OPERATING EARNINGS AND ADJUSTED OPERATING MARGIN

(In thousands)	Three Months Ended		Six Months Ended
	2019	2018	2019	2018

Operating earnings (GAAP)	$131,117	$208,287	$329,061	$403,502

Share-based compensation expense	24,280	26,281	45,869	52,738
Health Services acquisition-related amortization	20,862	20,940	41,959	42,148
Organizational restructuring and other expense	54,601	—	56,993	—
Charge related to client dispute	20,000	—	20,000	—
Vendor settlement	6,791	—	6,791	—

Adjusted Operating Earnings (non-GAAP)	$257,651	$255,508	$500,673	$498,388

Operating Margin (GAAP)	9.16%	15.23%	11.66%	15.17%

Adjusted Operating Margin (non-GAAP)	18.00%	18.68%	17.75%	18.73%

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	2019	2018	2019	2018

Net earnings (GAAP)	$126,969	$169,357	$293,188	$329,358

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	24,280	26,281	45,869	52,738
Health Services acquisition-related amortization	20,862	20,940	41,959	42,148
Organizational restructuring and other expense	54,601	—	56,993	—
Charge related to client dispute	20,000	—	20,000	—
Vendor settlement	6,791	—	6,791	—
Gain on sale of investment	(15,509)	—	(15,509)	—

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(19,561)	(10,005)	(28,332)	(19,553)
Share-based compensation permanent tax items	(3,691)	453	(7,688)	(3,736)

Adjusted Net Earnings (non-GAAP)	$214,742	$207,026	$413,271	$400,955

Diluted weighted average shares outstanding	324,662	333,562	325,498	335,223

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.66	$0.62	$1.27	$1.20

FREE CASH FLOW

(In thousands)	Three Months Ended		Six Months Ended
	2019	2018	2019	2018

Cash flows from operating activities (GAAP)	$206,810	$299,701	$524,076	$708,666
Capital purchases	(158,613)	(109,283)	(277,874)	(188,994)
Capitalized software development costs	(70,351)	(69,349)	(144,902)	(142,951)
Free Cash Flow (non-GAAP)	$(22,154)	$121,069	$101,300	$376,721

Cash flows from investing activities (GAAP)	$(107,632)	$316	$(291,287)	$(211,182)

Cash flows from financing activities (GAAP)	$102,139	$(195,969)	$95,148	$(350,280)

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Expenses, Adjusted Operating Earnings, Adjusted Operating Margin, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business, and for management compensation purposes.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Expenses - Consists of GAAP operating expenses adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) a charge related to a client dispute, and (v) a vendor settlement.

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) a charge related to a client dispute, and (v) a vendor settlement.

Adjusted Operating Margin - Consists of Adjusted Operating Earnings, as defined above, divided by revenues, in the applicable period; the result presented as a percentage.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) a charge related to a client dispute, (v) a vendor settlement, (vi) gain on sale of an investment, (vii) the income tax effect of the aforementioned items, and (viii) share-based compensation permanent tax items.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of GAAP cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations above are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Six Months Ended
	2019	2018	2019	2018

Sales and client service	$13,677	$13,207	$24,348	$25,786
Software development	3,422	5,736	8,578	11,161
General and administrative	7,181	7,338	12,943	15,791
Total share-based compensation expense	$24,280	$26,281	$45,869	$52,738

Health Services acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisition of the Health Services business in February 2015. We exclude Health Services acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Organizational restructuring and other expense - Consists of certain charges incurred in connection with our operational improvement initiatives. Expenses in connection with these efforts may include, but are not limited to, consultant and other professional services fees, employee separation costs, contract termination costs, and other such related expenses. We exclude organizational restructuring and other expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Charge related to client dispute - Consists of a pre-tax charge related to a dispute with a current client. We have excluded this charge as we believe the amount of such charge does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such charge is included in our Condensed Consolidated Statements of Operations in the caption "Sales and client service" expense.

Vendor settlement - Consists of a pre-tax charge to settle disputes with a former vendor. We have excluded this charge as we believe the amount of such charge does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such charge is included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Gain on sale of investment - Consists of a gain recognized on the disposition of one of our equity investments, which was accounted for in accordance with Accounting Standards Codification Topic 321, Investments-Equity Securities. We have excluded this gain as we believe the amount of such gain does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such gain is included in our Condensed Consolidated Statements of Operations in the caption "Other income, net."

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period is applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 29, 2019 and December 29, 2018
(unaudited)

(In thousands)	2019	2018

Assets
Current assets:
Cash and cash equivalents	$702,924	$374,126
Short-term investments	250,595	401,285
Receivables, net	1,228,985	1,183,494
Inventory	23,163	25,029
Prepaid expenses and other	396,803	334,870

Total current assets	2,602,470	2,318,804

Property and equipment, net	1,866,142	1,743,575
Right-of-use assets	132,102	—
Software development costs, net	932,035	894,512
Goodwill	847,673	847,544
Intangible assets, net	366,337	405,305
Long-term investments	320,616	300,046
Other assets	208,934	198,850

Total assets	$7,276,309	$6,708,636

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$328,405	$293,534
Current installments of long-term debt and capital lease obligations	—	4,914
Deferred revenue	320,916	399,189
Accrued payroll and tax withholdings	208,994	195,931
Other current liabilities	173,051	69,122

Total current liabilities	1,031,366	962,690

Long-term debt	1,038,530	438,802
Deferred income taxes	347,658	336,379
Other liabilities	141,486	42,376

Total liabilities	2,559,040	1,780,247

Shareholders' Equity:
Common stock	3,647	3,622
Additional paid-in capital	1,722,207	1,559,562
Retained earnings	5,812,031	5,576,525
Treasury stock	(2,707,768)	(2,107,768)
Accumulated other comprehensive loss, net	(112,848)	(103,552)

Total shareholders' equity	4,717,269	4,928,389

Total liabilities and shareholders' equity	$7,276,309	$6,708,636

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three and six months ended June 29, 2019 and June 30, 2018
(unaudited)

	Three Months Ended		Six Months Ended
(In thousands)	2019	2018	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$126,969	$169,357	$293,188	$329,358
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	169,815	160,053	336,486	312,645
Share-based compensation expense	23,024	24,204	42,884	49,139
Provision for deferred income taxes	11,156	4,783	15,154	1,736
Gain on sale of investment	(15,509)	—	(15,509)	—
Changes in assets and liabilities:
Receivables, net	(61,628)	(115,431)	(47,839)	(186,039)
Inventory	947	(1,055)	1,875	390
Prepaid expenses and other	(62,730)	55,485	(76,048)	181,035
Accounts payable	35,871	35,756	24,980	43,364
Accrued income taxes	(5,825)	724	(1,569)	7,919
Deferred revenue	(16,543)	(32,927)	(78,090)	(40,132)
Other accrued liabilities	1,263	(1,248)	28,564	9,251

Net cash provided by operating activities	206,810	299,701	524,076	708,666

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(158,613)	(109,283)	(277,874)	(188,994)
Capitalized software development costs	(70,351)	(69,349)	(144,902)	(142,951)
Purchases of investments	(49,770)	(43,205)	(140,723)	(194,592)
Sales and maturities of investments	179,565	230,054	289,669	331,728
Purchase of other intangibles	(8,463)	(7,901)	(17,457)	(16,373)

Net cash provided by (used in) investing activities	(107,632)	316	(291,287)	(211,182)

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term debt issuance	600,000	—	600,000	—
Repayment of long-term debt	—	—	—	(75,000)
Proceeds from exercise of stock options	109,719	11,307	125,000	21,343
Payments to taxing authorities in connection with shares directly withheld from associates	(3,130)	(5,585)	(4,860)	(7,308)
Treasury stock purchases	(600,000)	(200,000)	(620,542)	(287,624)
Other	(4,450)	(1,691)	(4,450)	(1,691)

Net cash provided by (used in) financing activities	102,139	(195,969)	95,148	(350,280)

Effect of exchange rate changes on cash and cash equivalents	(1,554)	(6,479)	861	(7,159)

Net increase in cash and cash equivalents	199,763	97,569	328,798	140,045
Cash and cash equivalents at beginning of period	503,161	413,399	374,126	370,923

Cash and cash equivalents at end of period	$702,924	$510,968	$702,924	$510,968